UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2010

PERICOM SEMICONDUCTOR CORPORATION
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(Exact Name of Registrant as Specified in its Charter)

California
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(State or Other Jurisdiction of Incorporation)

0-27026	77-0254621
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(Commission File Number)	(I.R.S. Employer Identification No.)

3545 North First Street, San Jose, California 95134
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(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Summary of Material Terms of the Merger Agreement

On August 9, 2010, Pericom Semiconductor Corporation (“Pericom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PTI Acquisition Subsidiary Inc., a wholly-owned subsidiary of Pericom (“Merger Sub”), Pericom Technology Inc. (“PTI”) and Yuk Kin Wong as the Shareholder Representative as defined in the Merger Agreement.

Pericom currently has an approximately 40.3% ownership interest in PTI on a fully diluted basis (reflecting outstanding capital stock and PTI employee stock options), and has accounted for its investment in PTI using the equity method due to Pericom’s significant influence over PTI’s operations.  PTI was incorporated in the British Virgin Islands in 1994, at which time Pericom acquired its initial stock ownership which increased over time to the current percentage.  PTI is headquartered in Hong Kong.

Subject to the terms and conditions of the Merger Agreement, Pericom will acquire all remaining outstanding shares of PTI capital stock not previously owned by Pericom for up to approximately $35 million in cash.  Upon the closing under and subject to the conditions of the Merger Agreement, the acquisition is to be effected pursuant to a merger of Merger Sub into PTI, with PTI continuing as the surviving corporation and wholly-owned subsidiary of Pericom (the “Merger”).   Outstanding PTI employee stock options will be cancelled such that holders of certain outstanding vested options may share in an allocation of the cash merger consideration, and unvested options will be cancelled without consideration.

Under the Merger Agreement, Pericom has agreed to pay approximately $29 million in cash upon the closing of the Merger for the remaining 59.7% fully diluted ownership (to be allocated among holders of PTI capital stock and eligible vested PTI employee stock options), increased or decreased under a potential working capital adjustment described in the Merger Agreement.  Up to an additional approximately $6 million in earn-out consideration and bonus payments is also payable by Pericom pursuant to the Merger Agreement upon achievement of gross profit milestones during a one year earn-out period.  Portions of the merger consideration are to be held in an escrow fund in respect of the PTI shareholders’ indemnity obligations owed to Pericom and in a fund relating to the potential working capital adjustment.

Pericom expects that the Merger will be completed during the latter part of Pericom’s first fiscal quarter of its fiscal year 2011.  Pericom cannot assure that the Merger will be consummated in that time period.

The consummation of the Merger is subject to closing conditions, which include, among other things requisite approval defined in the Merger Agreement by the holders of PTI’s outstanding common and preferred stock, and  compliance with certain covenants.

The foregoing description of certain terms and conditions of the Merger Agreement is not intended to be a complete discussion of all of the terms and conditions, and is qualified in its entirety by reference to the full text of the Merger Agreement included as an exhibit with this report.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations and standards of materiality defined by the contracting parties that differ from those applicable to investors.  In addition, the statements in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Accordingly, investors should not rely on the representations and warranties set forth in the Merger Agreement as characterizations of the actual state of facts.

Summary of Related Person Information

Alex Hui, Chairman of the Pericom Board of Directors and Pericom’s Chief Executive Officer and President, and John Hui, a director of Pericom and Pericom’s Senior Vice President, Research and Development, respectively own 6.6% and 4.2% of the outstanding capital stock of PTI on a fully diluted basis (in the case of John Hui, this percentage includes shares issuable in connection with his vested options) and are entitled to an equivalent percentage of the consideration payable in respect of the Merger to holders of PTI capital stock and options.  Each of these individuals also serves as a director of PTI, and Alex Hui serves as the Chief Executive Officer and President of PTI.  Pericom has from time to time reported in the filings it makes with the SEC historical, financial and other information concerning PTI and the relationships among the two individuals, Pericom and PTI, including information in Pericom’s annual proxy statement filed with the SEC on October 23, 2009, at pages 31 and 32 under the caption “Related Person Transactions,” and financial information in the Forms 10-Q and 10-K filed by Pericom relating to investments in affiliates and equity in net income of unconsolidated affiliates.

Independent Board Committee’s Role

Due to the foregoing circumstances, Pericom’s Mergers and Acquisitions Committee of the Board of Directors, which is composed of three independent directors, considered the acquisition and negotiated the transaction terms and conditions.  In February 2010, the committee also retained Houlihan Lokey Capital, Inc. (“Houlihan”) as independent financial advisors to assist the committee with the acquisition.  After a number of meetings since its formation, the committee on August 8, 2010, unanimously approved the Merger and the Merger Agreement.  Prior to approval, Houlihan provided its opinion to the committee that the consideration to be paid by Pericom in the Merger is fair from a financial point of view to Pericom.  Based on the committee’s recommendation and its own judgment, the Board of Directors on August 8, 2010, also unanimously approved (with Alex Hui and John Hui abstaining) the Merger and the Merger Agreement.

Item 7.01                      Regulation FD Disclosure.

On August 9, 2010, Pericom issued a press release announcing that Pericom had entered into the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

Exhibit 2.1 is being filed, and Exhibit 99.1 is being furnished, with this Current Report on Form 8-K:

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of August 8, 2010, by and among Pericom Semiconductor Corporation, PTI Acquisition Subsidiary Inc., Pericom Technology Inc., and Yuk Kin Wong in his capacity as the representative of the Securityholders.   The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. Pericom agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated August 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(the Registrant)

By:   /s/ Aaron Tachibana
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        Aaron Tachibana
        Chief Financial Officer

Dated:  August 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of August 8, 2010, by and among Pericom Semiconductor Corporation, PTI Acquisition Subsidiary Inc., Pericom Technology Inc., and Yuk Kin Wong in his capacity as the representative of the Securityholders.   The schedules to the agreement, as set forth in the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K.  Pericom agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated August 9, 2010.